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                         LETTER TO DEALERS AND OTHER NOMINEES

                            APPLIED MAGNETICS CORPORATION

                        _____________ SHARES OF COMMON STOCK
                        INITIALLY OFFERED PURSUANT TO RIGHTS
                             DISTRIBUTED TO STOCKHOLDERS
                                         OF
                            APPLIED MAGNETICS CORPORATION


To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

          This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Applied Magnetics Corporation (the "Company") of _________ shares of Common Stock (the "Common Stock"), of the Company, at a subscription price of $____ per share, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record of the Common Stock as of the close of business on _______, 1999 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Warrant registered in your name or the name of your nominee.

          Each beneficial owner of shares of the Common Stock registered in your name or the name of your nominee is entitled to one (1) Right for every one (1) share of the Common Stock owned by such beneficial owner. Holders of Rights are entitled to purchase one (1) share of newly issued Common Stock for every one
(1) Right granted. No fractional shares or cash in lieu thereof will be issued or paid. The number of shares which may be purchased pursuant to the exercise of Rights distributed to record holders by the Company, or which may be purchased pursuant to the exercise of Rights which have been transferred, must be rounded down to the nearest whole number (or any lesser number of whole shares) in order to avoid issuing fractional shares.

          We are asking you to contact your clients for whom you hold the Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents:

     1.   The Prospectus;

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     2.   The "Instructions as to Use of Applied Magnetics Corporation
          Subscription Warrant" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

     3. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

     4. A Notice of Guaranteed Delivery for Subscription Warrants issued by Applied Magnetics Corporation; and

     5. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Subscription Agent.

          Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on _________, 1999, unless extended by the Company (the "Expiration Date").

          To exercise the Rights, a properly completed and executed Subscription Warrant (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to ChaseMellon Shareholder Services, L.L.C. as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.

          Additional copies of the enclosed materials may be obtained from ChaseMellon Shareholder Services, L.L.C. Their toll-free telephone number is
(888) 224-2745 or they may be called collect at (212) 273-8070.

                         Very truly yours,


                         APPLIED MAGNETICS CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF APPLIED MAGNETICS CORPORATION, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.


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